                                                                  EXHIBIT 10.16
                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS AGREEMENT made and entered into this 8th day of April 1993, between Axe-Houghton Associates, Inc. a Delaware corporation (the "Company") and wholly-owned subsidiary of Hoenig Group Inc. ("Hoenig"), and Seth M. Lynn, Jr. (the "Employee").


                                  WITNESSETH:
                                  -----------

         WHEREAS, the Employee together with others have on the date hereof sold all of the outstanding stock of the Company to Hoenig pursuant to a purchase agreement dated February 18, 1993 (the "Purchase Agreement");


         WHEREAS, the business of the Company, which became a wholly-owned subsidiary of Hoenig effective upon the closing of the sale of the outstanding stock of the Company (the "Closing"), shall be carried on after the Closing substantially as conducted prior to the Closing;


         WHEREAS, the Company desires to retain the exclusive services of Employee and Employee desires to be employed by the Company for the term of this Agreement; and


         WHEREAS, Employee will become an executive officer of the Company and Employee's experience in the business to be carried on by the Company renders Employee's services of a special, unique, unusual and extraordinary character which gives such services peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law;


         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the Company and the Employee hereby agree as follows:


              1. Definitions. All accounting terms used in this Agreement and not separately defined shall have the meanings ordinarily given them under generally accepted accounting principles ("GAAP"). For purposes of the Agreement, the following terms shall have the meanings ascribed below.


                  (a) Base Salary. "Base Salary" shall mean those amounts paid by the Company to the Employee on a regular basis as salary pursuant to this Agreement and the payroll policies of the Company as in effect from time to time.


                  (b) Benchmark. "Benchmark" shall mean $120,000 plus the total of any Shortfalls (as defined in Section 1(1) hereof) from previous Fiscal Years (as defined in Section 1(g) hereof). The applicable Benchmark for any Fiscal Year consisting of less than twelve months shall equal the sum of (i) $120,000 multiplied by a fraction the numerator of which shall be the number of months or fractions thereof within such Fiscal Year and the denominator of which shall be twelve, and (ii) the total of any Shortfalls from previous Fiscal Years.

                  (c) Bonus. "Bonus" shall mean those amounts paid by the Company to the Employee in addition to Base Salary as set forth in Section 6(b) hereof.


                  (d) Company. "Company" shall mean Axe-Houghton Associates, Inc. or any subsidiary or division formed or used by the Company for the purpose of continuing the business now or hereafter operated by the Company.


                  (e) Date of Termination. "Date of Termination" shall mean (i) in the case of termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein, as the case may be, and (ii) in all other cases, the actual date on which the Employee's employment terminates.


                  (f) Disciplinary Termination. " Disciplinary Termination" shall mean termination of the Employee's employment by the Company as a result of the Employee's becoming the subject or target of any investigation or disciplinary action by the Securities and Exchange Commission ("SEC"), the National Association of Securities dealers ("NASD"), any securities exchange, any self-regulatory organization or any governmental authority, state, federal or foreign.


                  (g) Fiscal Year. "Fiscal Year" shall mean the year beginning on each January 1st and ending on each December 31st of the same year; provided, however, that for purposes of this Agreement, the first Fiscal Year shall commence on the date hereof and end on December 31, 1993 and, in the event this Agreement is not renewed as provided in Section 2 hereof, the last Fiscal Year shall commence on January 1, 1998 and end on the fifth anniversary of the date hereof.


                  (h) Initial Employment Term. "Initial Employment Term" shall mean a term commencing on the date hereof and continuing for five (5) years until April 8, 1998.


                  (i) Net Pre-Tax Profit. "Net Pre-Tax Profit" means the amount, if any, determined in accordance with GAAP consistently applied from year to year, by which the Company's total revenues exceed expenses incurred in the operation and conduct of the Company's business, which expenses include but are not limited to rent (at Hoenig's cost per square foot), telephones, salaries, any amounts paid to Company employees upon termination of employment, consulting, solicitation or other fees paid to third parties, business travel and entertainment expenses, legal and professional fees incurred in connection with Company business, and any other direct expenses incurred by the Company; provided, however, that the following expenses shall not be deducted from the Company's revenues when calculating the Earnout: (i) general corporate allocations or charges by Hoenig; (ii) interest paid on the Company Note referred to in Section 1.6 of the Purchase Agreement; (iii) any expenses reasonably incurred in the relocation of the Company's offices to Royal Executive Park, 4 International Drive, Rye Brook, New York up to a maximum $100,000, including but not limited to any expenses incurred in the subletting of the Company's present premises located at 580 White Plains Road, Tarrytown, New York, and charges on service contracts incurred solely as a result of the relocation; (iv) the cost of any stock options granted to Company employees;
(v) for each of the first two
years following the Closing, marketing expenses of up to $500,000 provided such expenses are approved for reimbursement by Hoenig as provided in Section 1.5 of the Purchase Agreement; (vi) the incurrence of any indebtedness or contractual obligation which is outside the ordinary course of business and is in excess of $50,000; (vii) the compromise, settlement or other forgiveness of indebtedness owed to the Company which involves an amount in excess of $50,000; (viii) the guarantee or assumption of liability, contingent or otherwise, with respect to obligations of third parties which involves an amount in excess of $50,000; and
(ix) interest paid on the Marketing Note referred to in Section 1.5(c)(i) of the Purchase Agreement.


                  (j) Notice of Termination. "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth the basis for termination of the Employee's employment under the provision so indicated, and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies such Date of Termination.


                  (k) Permanent Disability. "Permanent Disability" shall have the meaning given to the term "Disability" in the Long-term Disability Plan of Hoenig & Co., Inc.


                  (l) Shortfall. "Shortfall" shall mean for each Fiscal Year the amount by which the Net Pre-tax Profit for such Fiscal year is less than $120,000; provided, however, that for Fiscal years consisting of less than twelve months, the Shortfall, if any, shall equal the amount by which the Net Pre-tax profit for such Fiscal Year is less than an amount equal to $120,000 multiplied by a fraction, the numerator of which shall be the number of months or fraction thereof within such Fiscal Year and the denominator of which shall be twelve. The maximum Shortfall for any given Fiscal Year shall be $20,000; provided, however, that the Shortfall for any Fiscal year consisting of less than twelve months shall equal $20,000 multiplied by a fraction, the numerator of which shall be the number of months or fraction thereof within such Fiscal Year and the denominator of which shall be twelve.


                  (m) Special Consideration. "Special Consideration" shall mean that amount paid to Employee by Hoenig at the Closing and upon execution of this Agreement in consideration for Employee's covenant not to compete as set forth in Section 7 hereof.


                  (n) Termination for Cause. "Termination for Cause" shall mean termination of the Employee's employment by the Company as a result of any of the following: (i) willful and repeated failure of the Employee to adequately perform Employee's duties pursuant to this Agreement; or (ii) any material failure of Employee to comply with the terms of this Agreement or any breach of this Agreement by Employee which would have a material adverse effect on the business, properties, assets, liabilities, operations, results of operations, prospects or condition, financial or otherwise, of the Company; or (iii) Employee's conviction of a crime involving moral turpitude, dishonesty, theft, unethical business conduct, or conduct which significantly impairs the reputation of the Company, any of its affiliates or Hoenig; or (iv) the expulsion or suspension of

Employee, or issuance of an order temporarily or permanently enjoining Employee, from the securities, money management or investment advisory business or from acting in the capacity contemplated by this Agreement by the SEC, the NASD, any securities exchange, any self-regulatory organization or governmental authority, state, federal or foreign.


                  (o) Year of Service. "Year of Service" shall mean each period of 52 weeks of continuous employment of the Employee with the Company, the first Year of Service commencing on the date hereof.


              2. Employment Term. The Company hereby employs Employee, and Employee hereby accepts such employment, under and subject to all of the terms, conditions and provisions hereof, for the Initial Employment term. At the end of the Initial Employment Term, this Agreement automatically will be renewed for successive one (1) year terms unless either party elects not to renew by providing written notice delivered to the other party not less than 60 days and not more than 90 days prior to the end of the Initial Employment Term or any subsequent renewal term.


              3. Duties. During the term of this Agreement, the Company hereby employs the Employee and the Employee hereby accepts employment as the President of the Company responsible for the day-to-day business and operation of the Company, and agrees to continue the types of services previously rendered by the Employee to the Company. Subject to the direction of the Board of Directors of the Company, Employee shall have the authority and discretion to take those actions necessary to operate, manage and develop the business of the Company; provided, however, that Employee shall have full and complete authority and discretion, without the prior approval of the Board of Directors, to fire any employee except those with employment agreements and to hire any employee whose total annual compensation (including but not limited to the value of any bonus, perquisites and any securities, options or other rights to acquire securities) does not exceed $100,000. During the term of this Agreement, including any successive renewal terms, the Company shall and use its best efforts to cause Employee to be nominated and elected as President of the Company.


              4.  Conditions of Employment.
                  -------------------------

                  (a) The Employee shall devote his full time and all professional activities to the performance of his duties and the business of the Company and its subsidiaries.


                  (b) The Company shall furnish Employee with offices at the principal office of the Company.


                  (c) The Employee shall be entitled to such vacation or vacations as he may deem desirable in accordance with Company policy, which shall not be more than 4 weeks in any year.

                  (d) The Employee shall be entitled to all benefits generally provided to employees of Hoenig and its affiliates, as of the date hereof, and will be eligible to participate in the Hoenig stock option plan on the same basis as employees of Hoenig and its affiliates.


              5. Covenant to Serve the Company. Employee further agrees to well and faithfully serve the Company and its subsidiaries and affiliates in the capacities above mentioned and to devote his full time to perform such services.


              6.  Compensation.
                  -------------

                  (a) During the Initial Employment term and any renewal term, the Company agrees to pay Employee, as compensation for his services hereunder, Base Salary at the rate of $210,000 per annum. The Company shall pay such compensation in equal payments no less regularly than monthly, subject to any deductions or withholdings that applicable law might require.


                  (b) In addition, for each of the Fiscal Years during the Initial Employment Term and any renewal term, the Employee shall be eligible to participate in a bonus pool equal to 20% of the amount, if any, by which the Net Pre-tax profit (as defined in Section 1(i) hereof) of the Company for the Fiscal Year exceeds the benchmark (as defined in Section 1(b) hereof). Employee's portion of the bonus pool, if any, (the "Bonus") shall be determined by the President of the Company in the reasonable exercise of his discretion.


              7.  Non-Competition.
                  ----------------

                  In consideration of $117,900 paid by Hoenig to Employee at the Closing (the "Special Consideration"), Employee hereby covenants and agrees that:


                  (a) During the term of this Agreement and any subsequent renewal terms, Employee will not directly or indirectly (whether as a proprietor, partner, stockholder, creditor, officer, director, agent, employee, consultant, trustee, affiliate or otherwise) (i) own, manage, operate, control, promote or participate in the ownership, management, operation or control of, or be connected with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business which is competitive with the business conducted by the Company or any of its subsidiaries (provided that ownership of one percent (1%) or less of the voting stock of any publicly held corporation shall not constitute a violation hereof); (ii) solicit any present or future client or prospect of the Company or its subsidiaries or affiliates in connection with any such activity or other business competitive with the business of the Company or its subsidiaries or affiliates; or (iii) employ, solicit for employment, induce or persuade, or advise or recommend to any other persons that they employ or solicit for employment, any employee of the Company.


                  (b) For a period of time equal to one year from the Date of termination, Employee agrees that he will not directly or indirectly (either as a proprietor, partner, stockholder, creditor, officer, director, agent, employee, consultant, trustee, affiliate or otherwise) (i) own, manage, operate, control, promote or participate in the ownership, management, operation or control of, or be connected with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business which is competitive with the business conducted by the Company or any of its subsidiaries (provided that ownership of one percent (1%) or less of the voting stock of any publicly held corporation shall not constitute a violation hereof); (ii) solicit any present or future client or prospect of the Company or its subsidiaries or affiliates in connection with any such activity; or (iii) employ, solicit for employment, induce or persuade, or advise or recommend to any other persons that they employ or solicit for employment, any employee of the Company. However, Employee shall not be bound by the terms of this subsection 7(b) if the Company terminates Employee's employment other than for cause pursuant to Section 10(b) or upon Employee's death or permanent disability pursuant to Section 10(a), or if Employee terminates his employment pursuant to Section 10(d). If the Company terminates Employee's employment pursuant to Section 10(e), Employee shall not be bound by the terms of subsections (ii) and (iii) of this Section 7(b) for a period of time equal to one year from the date of termination.


              8.  Company Property.
                  -----------------

                  (a) Employee agrees not to disclose or use, except in pursuit of the business of the Company or any of its subsidiaries or affiliates, any proprietary information of the Company or its subsidiaries or affiliates. For purposes of this Agreement, the phrase "proprietary information of the Company or its subsidiaries or affiliates" means all information which is known or intended to be known only to employees of the Company, its subsidiaries or affiliates or others in a confidential relationship with the Company or its subsidiaries or affiliates, and relates to business matters such as the identity of present and future clients and prospects of the Company or of its subsidiaries or affiliates.


                  (b) Any patents, inventions, discoveries, applications, computer programs, mathematical algorithms, formulas, strategies or processes devised, planned, applied, created, discovered, invented or employed by Employee, alone or jointly with others, in the course of Employee's employment under this Agreement and which pertain to any aspect of the Company's business shall be the sole and absolute property of the Company, and Employee shall make prompt report thereof to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof.


                  (c) All records, files, drawings, documents, reports, computer programs, software, discs or magnetic tape, equipment and similar items relating to the business of the Company or its subsidiaries or affiliates which Employee shall prepare or receive from the Company shall remain the sole and exclusive property of the Company and its subsidiaries or affiliates. Upon termination of Employee's employment under this Agreement, Employee shall promptly return to the Company and its subsidiaries or affiliates all property of the Company or its subsidiaries or affiliates in Employee's possession at the Date of Termination, including but not limited to all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, flowcharts, computer programs, proposals, any documents concerning the Company's clients or products, licensed software or processes, including any copies thereof, used by the Company.


              9. Standard of Conduct. Employee agrees at all times during the term of this Agreement to conduct himself in such manner as to not injure or reflect negatively on the standing, credit reputation or business of the Company or its subsidiaries of affiliates.


              10. Termination.
                  ------------

                  (a) Death or Permanent Disability. The Employee's employment with the Company shall automatically terminate upon the Employee's death and may be terminated by the Company upon the Permanent Disability of the Employee.


                  (b) Termination by the Company Other Than a Termination For Cause, Permanent Disability or Death. The Company may, by action of the Board of Directors or any Committee thereof, upon not less than 90 calendar days written or oral notice to the Employee, terminate the employment of the Employee for any reason at any time; provided, however, that any Termination for Cause or Permanent Disability shall not be treated as a termination under this Section 10(b).


                  (c) Termination for Cause. At any time during the term of this Agreement, the Company may notify the Employee of a Termination for Cause in the manner provided in Section 10(f) hereof and the employment of the Employee shall terminate as set forth in the Notice of termination.


                  (d) Termination by Employee. Employee may, upon 30 days written notice to the Company, terminate this Agreement upon any material failure by the Company to comply with the terms of this Agreement (other than any failure remedied within a reasonable time after receipt of written notice from Employee).


                  (e) Disciplinary Termination. At any time during the Term of this Agreement, the Company may notify the Employee of a Disciplinary Termination in the manner provided in Section 10(f) hereof and the employment of Employee shall terminate as set forth in the Notice of Termination.


                  (f) Notice of Termination. Any Termination for cause or Disciplinary Termination shall be communicated by a Notice of termination delivered to the Employee in accordance with Section 1 hereof. If the Agreement is terminated by the Company pursuant to Section 10(b) hereof such termination must be communicated in writing, giving 90 days written notice. If this Agreement is terminated by the Employee pursuant to Section 10(d) hereof, such termination must be communicated in writing, giving 30 days written notice.


              11. Obligations of the Company Upon Termination.
                  --------------------------------------------

                  (a) Death or Permanent Disability. If the Employee's employment is terminated by reason of the Employee's death or Permanent Disability, this Agreement shall terminate without further obligations to the Employee or the Employee's legal representatives under this Agreement other than those obligations accrued at the date of termination, including, for this purpose (I) the Employee's full Base Salary through the date of Termination, including Employee's portion of any unpaid Bonus previously awarded pursuant to
Section 6(b) hereof, (ii) the Employee's portion, if any, of any Bonus awarded pursuant to Section 6(b) hereof after the Date of Termination for the year during which the termination occurred; (iii) any compensation previously deferred by the Employee (together with any accrued earnings thereon) and not yet paid by the Company and (iv) any other amounts or benefits owing to the Employee under the then applicable employee benefit plans or policies of the Company (such amounts specified in clauses (i), (iii) and (iv) above are hereinafter referred to as "Accrued Obligations"). Unless otherwise directed by the Employee (or, in the case of any employee benefit plan qualified (a "Qualified Plan") under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), as may be required by such plan) all such Accrued Obligations shall be paid to the Employee or the Employee's legal representative in a lump sum in cash within 30 days of the Date of termination.


                  (b) Termination by the Company Other Than For Cause and Termination By Employee. In the event of a Termination Other Than For Cause pursuant to Section 10(b) hereof, or termination by Employee pursuant to
Section 10(d) hereof, the Company shall pay to the Employee within 30 days after the Date of Termination the Employee's Accrued Obligations and within 90 days after the Date of termination, shall pay to Employee an additional amount which shall be determined as follows:


                           (i) If the termination occurs during the first or
second year of Service, an amount equal to Employee's Base Salary for one Year of Service ($210,000).


                           (ii) If the termination occurs during the third Year
of Service, an amount equal to
75% of Employee's Base Salary for one Year of Service ($157,000).


                           (iii) If the termination occurs during the fourth
Year of Service, an amount equal
to 50% of Employee's Base Salary for one Year of Service ($105,000).


                           (iv) If the termination occurs during the fifth Year
of Service, an amount equal to
25% of Employee's Base Salary for one Year of Service ($52,500) or the remaining unpaid Base Salary for the Year of Service during which the Date of Termination occurs, whichever is less.


                  (c) Termination for Cause and Disciplinary Termination. In the event of a Termination for Cause pursuant to Section 10(c) hereof or a Disciplinary termination pursuant to Section 10(e) hereof, the Company shall pay the Employee the Employee's Accrued Obligations subject to set-offs by the Company for any amounts reasonably believed by the Company to be owed by the Employee to the Company or any of its subsidiaries or affiliates. Unless otherwise directed by the Employee (or, in the case of any

Qualified Plan, as may be required by such plan), the Employee shall be paid all such benefits in a lump sum within 30 days of the Date of Termination, and neither the Company nor any of its subsidiaries or affiliates shall have any further obligations to the Employee under this Agreement. Notwithstanding the foregoing, and only with respect to a Disciplinary termination, if after a Disciplinary Termination Employee is ultimately found by the highest applicable appellate court or tribunal not to have engaged in any disciplinary violations or unethical business conduct or to have violated any applicable law, statute, rule, regulation or requirement of the SEC, the NASD, any securities exchange, any self-regulatory organization or any governmental authority, state, federal or foreign, the Company shall, within 90 days of receipt of written notice thereof from the Employee, pay to Employee those amounts which Employee would have been entitled to receive on the Date of Termination (without interest thereon and less any such amounts already paid) had his employment been terminated other than for cause pursuant to Section 10(b) hereof.


                  12. Employee's Representations and Warranties. Employee represents and warrants as follows:


                           (a) Employee  represents  and declares that in
entering into this Agreement he has relied solely upon his own judgment, belief and knowledge, and the advice and recommendations of his own independent counsel, concerning the nature, extent and duration of Termination, without interest thereon, of his rights and duties hereunder.


                           (b) Employee will not, by entering into, executing,
delivering and performing this
Agreement, breach or cause to be breached any undertaking, contract, agreement, statute, rule or regulation to which Employee is a party or by which Employee is bound which would limit or materially affect the performance of Employee's duties and obligations hereunder, including but not limited to any contract of employment or covenants, promises or agreements not to compete.


                           (c) Employee  has not during the course of his
previous employment engaged in or performed any acts in connection with this Agreement or his employment by the Company which involve a breach of any fiduciary or other duty owed to Employee's former employer or any of its affiliates or subsidiaries.


                           (d) Employee has not during the course of his
previous employment disclosed to the Company any proprietary information of any third party, including but not limited to Employee's former employer, Axe-Houghton Management, inc. or USF&G Corporation, nor has Employee at any time used any such proprietary information except in the proper pursuit of the business of the entity or person to whom the proprietary information belongs.


                  13. Miscellaneous.
                      --------------

                           (a) In the event that  Employee's  services
hereunder are terminated under any of the provisions of this Agreement (except by death), Employee agrees that if at that time he is a director or officer of the Company, or any of its subsidiaries or affiliates, he immediately will deliver his written resignation as such director or officer to the applicable Board of Directors, such resignation to become effective immediately.


                           (b) Any controversy or claim arising out of or
relating to this Agreement (including, without limitation, whether termination, if any, has been Termination for Cause, as that phrase is defined in Section 1 hereof) shall be settled by binding arbitration in the City of New York before a panel of three arbitrators in accordance with the Rules of the New York Stock Exchange if the Company or any subsidiary or affiliate is a member thereof, the National Association of Securities Dealers Inc. if neither the Company nor any subsidiary or affiliate is a member of the New York Stock Exchange, or the American Arbitration Association if neither the New York Stock Exchange nor the National Association of Securities Dealers Inc. has jurisdiction over the parties in this matter, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereby submit to jurisdiction and venue in New York Supreme Court in New York County and the United States District Court for the Southern District of New York, and waives any and all objections to jurisdiction and venue. Employee hereby consents to service of process delivered personally, by overnight courier, by registered mail return receipt requested or by facsimile addressed to Employee at the address listed in subsection 13(c) hereof.


                           (c) Any notice required or permitted to be given
under this Agreement by one party hereto to the other shall be sufficient if given or confirmed in writing delivered personally, by overnight courier or by registered mail return receipt requested addressed as respectively indicated:


                           To Axe-Houghton Associates, Inc.:


                               Axe-Houghton Associates, Inc.
                               Royal Executive Park
                               4 International Drive
                               Rye brook, NY 10573
                               Attention: Seth M. Lynn, Jr.


                           with a copy to:


                               Hoenig Group Inc.
                               Royal Executive Park
                               4 International Drive
                               Rye Brook, NY 10573
                               Attention: Alan B. Herzog


                           To Employee:


                               Seth M. Lynn, Jr.
                               87 Clinton Road
                               Bedford Hills, NY 10507
or to such other addresses as the respective parties may in writing to the other designate.

                           (d) This  Agreement  shall be governed by and
construed and enforced in accordance with the laws of the State of new York without reference to the conflicts of law provisions thereof.


                           (e) Employee's  rights and  interests  under  this
Agreement cannot be assigned, pledged or encumbered by him without the Company's prior written consent. The Company's rights and obligations shall be assignable to any parent, affiliate or subsidiary of the Company or any entity which succeeds to a substantial part of the assets and business of the Company.


                           (f) This  Agreement  constitutes  the entire
agreement between the parties and supersedes all other agreements, written or oral, between them relating to the Company's employment of Employee.


                           (g)  All  representations,  warranties, covenants and
agreements contained in this Agreement by or on behalf of the parties hereto shall survive termination of this Agreement, except as otherwise provided herein, and, in the event of any assignment, shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year first above written.


                                                   AXE-HOUGHTON ASSOCIATES, INC.


                                                   By: /s/ Lloyd Buchanan
                                                      --------------------------
                                                       Vice-President

                                                   Employee:


                                                   /s/ Seth M. Lynn, Jr.
                                                   -----------------------------